Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset High Income Fund II Inc.

We consent to the use of our report dated June 25, 2008, incorporated herein by reference, for the statement of assets and liabilities and statement of operations as of and for the year ended April 30, 2008, respectively, and the statements of changes in net assets for each of the years in the two year period then ended, the statement of cash flows for the year then ended and financial highlights for each of the years in the three-year period then ended for Western Asset High Income Fund II Inc., and to the references to our firm under the headings “Financial Highlights” and “SERVICE PROVIDERS” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

July 18, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Zenix Income Fund Inc.

We consent to the use of our report dated May 23, 2008, incorporated herein by reference, for the statement of assets and liabilities and statement of operations as of and for the year ended March 31, 2008, respectively, and the statements of changes in net assets for each of the years in the two year period then ended and financial highlights for each of the years in the five year period then ended of the Western Asset Zenix Income Fund Inc. and to the references to our firm under the headings “Report of the Audit Committee (ZIF)”, “Financial Highlights”, “FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ZIF)” and “SERVICE PROVIDERS” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

July 18, 2008